Exhibit 5(b)

Linklaters LLP One Silk Street London EC2Y 8HQ Telephone (+44) 20 7456 2000 Facsimile (+44) 20 7456 2222 DX Box Number 10 CDE

The Directors Unilever PLC 100 Victoria Embankment Blackfriars London EC4Y 0DY

26 July 2023

Unilever Group Registration Statement on Form F-3

1	We have acted as English legal advisers to Unilever PLC, a company incorporated under the laws of England, Unilever Capital Corporation, a Delaware corporation (“UCC”), Unilever United States, Inc., a Delaware corporation (“UNUS”) and Unilever Finance Netherlands B.V., a corporation incorporated under the laws of The Netherlands (“UFN”) in connection with the registration statement on Form F-3 filed with the United States Securities and Exchange Commission on 26 July 2023 (the “Registration Statement”) relating to the registration under the United States Securities Act of 1933 (as amended) (the “Securities Act”) of debt securities of UCC and UFN (the “Debt Securities”), which, if issued, will be guaranteed as to payment of principal, premium, if any, and interest by UNUS and Unilever PLC (when granted by Unilever PLC, the “English Guarantees”). The Debt Securities may be issued from time to time pursuant to the 2023 Indenture (as defined in the Schedule to this opinion).

2	This opinion is limited to English law as applied by the English courts and in effect on the date of this opinion. It is given on the basis that it, and all matters relating to it, will be governed by, and that it (including all terms used in it) will be construed in accordance with, English law. In particular we express no opinion on matters of federal law of the United States, the laws of any State of the United States or the laws of any other jurisdiction.

3	For the purpose of this opinion we have examined the documents listed and, where appropriate, defined in the Schedule to this opinion.

4	We have assumed that:

4.1	all copy documents conform to the originals and all originals are genuine and complete;

4.2	each signature is the genuine signature of the individual concerned;

4.3	(except in the case of Unilever PLC) all relevant documents are within the capacity and powers of, and have been validly authorised by, each of the respective parties thereto;

4.4	each issue of Debt Securities will be validly authorised by UCC or UFN, as applicable.

This communication is confidential and may be privileged or otherwise protected by work product immunity.

Linklaters LLP is a limited liability partnership registered in England and Wales with registered number OC326345. It is a law firm authorised and regulated by the Solicitors Regulation Authority. The term partner in relation to Linklaters LLP is used to refer to a member of Linklaters LLP or an employee or consultant of Linklaters LLP or any of its affiliated firms or entities with equivalent standing and qualifications. A list of the names of the members of Linklaters LLP together with a list of those non-members who are designated as partners and their professional qualifications is open to inspection at its registered office, One Silk Street, London EC2Y 8HQ or on www.linklaters.com and such persons are either solicitors, registered foreign lawyers or European lawyers.

Please refer to www.linklaters.com/regulation for important information on Linklaters LLP’s regulatory position.

4.5	the meeting of the Board of Directors of Unilever PLC held on 17 November 2022 (in respect of which certified extracts of the minutes have been supplied to us) was duly convened, constituted and quorate and the resolutions referred to in the Minutes were validly passed and remain in full force and effect without modification;

4.6	the PLC Resolutions (in respect of which a certified copy has been supplied to us) were validly passed and remain in full force and effect without modification;

4.7	each of the documents which are the subject of this opinion is valid and binding on each party under the law to which it is expressed to be subject and that words and phrases used in those documents have the same meaning and effect as they would if those documents were governed by English law;

4.8	all documents furnished to us as copies are genuine, authentic and complete and conform to the original documents of which they are copies and the genuineness of all signatures thereon or on the original thereof and the relevant documents have been executed in the forms reviewed by us; and

4.9	there will be no provision in any supplement to the Registration Statement or any other document which would affect the content of this opinion.

5	Based on the documents referred to, and assumptions made, in paragraphs 3 and 4 above, and subject to the qualifications in paragraph 6 below and to any matters not disclosed to us, we are of the following opinion:

5.1	Unilever PLC has been incorporated and is existing as a company with limited liability under the laws of England.

5.2	Unilever PLC has corporate power to enter into, and perform its obligations under, the 2023 Indenture and the English Guarantees and has taken all necessary corporate action to authorise the execution, delivery and performance of the 2023 Indenture.

5.3	The English courts will recognise and give effect to the choice of the laws of the State of New York as the governing law of the 2023 Indenture.

6	This opinion is subject to the following:

6.1	it should be understood that we have not been responsible for investigating or verifying the accuracy of the facts, including statements of foreign law, or the reasonableness of any statements of opinion, contained in the Registration Statement, or that no material facts have been omitted from it.

6.2	we express no opinion as to the effect of any sanctions or other similar restrictive measures in relation to any party to the 2023 Indenture or any transaction contemplated thereby.

6.3	we express no opinion as to the compliance or otherwise with the financial limitations on the giving of guarantees contained in the Articles of Association of Unilever PLC.

6.4	our opinion that Unilever PLC is existing is based on the Search and the Winding-Up Search. It should be noted that the Search and the Winding-Up Search are not capable of revealing conclusively whether or not a winding-up or administration petition or order has been presented or made, a receiver has been appointed, a company voluntary arrangement has been proposed or approved, a moratorium has been applied for or has come into force or any other insolvency proceeding has commenced.

7	This opinion is given on the basis of English law in force, and as it affects the obligations under the 2023 Indenture and/or the relevant English Guarantee, as at the date of this opinion. This opinion is given on the basis that there will be no amendment to or termination or replacement of the document and authorisations referred to in the Schedule to this opinion. This opinion is also given on the basis that we undertake no responsibility to notify you of any change in English law after the date of this opinion.

8	We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us made under the heading “Legal Matters” in the Registration Statement. In giving this consent we do not admit that we are within the category of persons whose consent is required within Section 7 of the Securities Act or the rules and regulations of the United States Securities and Exchange Commission thereunder.

9	This opinion is addressed to you in connection with the filing of the Registration Statement. It is not to be transmitted to anyone else for any other purpose or quoted or referred to in any public document or filed with anyone without our express consent.

Yours faithfully

/s/ Linklaters LLP

Linklaters LLP

SCHEDULE

1	A certified copy of the Articles of Association of Unilever PLC in force as at the date of this opinion.

2	A certified copy of the Governance of Unilever dated 1 March 2023.

3	A certified extract from the Minutes of a Meeting of the Board of Directors of Unilever PLC held on 17 November 2022 (the “Minutes”).

4	A certified copy of the resolutions of the Chief Financial Officer dated 19 July 2023 (the “PLC Resolutions”).

5	A certified copy of the executed power of attorney of Unilever PLC dated 19 July 2023.

6	Amended and Restated Indenture dated 26 July 2023 (the “2023 Indenture”) among UCC, UNUS, UFN, Unilever PLC and The Bank of New York Mellon.

7	The results of an online search in respect of Unilever PLC on the Companies House Direct Service made at 10:36 a.m. on 26 July 2023 (the “Search”).

8	The results of telephone searches in respect of Unilever PLC at the Central Register of Winding-Up Petitions made at 10:16 a.m. on 26 July 2023 (the “Winding-Up Search”).